UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 4, 2005

GENIUS PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27915	33-0363979
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Lomas Santa Fe, Suite 210

Solana Beach, California 92075

(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Genius Products, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated October 4, 2005 with JLF Offshore Fund, LTD, JLF Partners I, LP, JLF Partners II, LP, Bonanza Master Fund, Ltd., J. Caird Partners, L.P., J. Caird Investors (Bermuda) L.P., SRB Greenway Partners, QP, SRB Greenway Partners LP and Brightleaf Partners LP (collectively, the “Investors”). Under the Purchase Agreement, the Investors loaned a total of $4.0 million to the Company in exchange for (i) promissory notes in favor of the Investors (the “Notes”) with a total principal balance of $4.0 million and (ii) five-year warrants (“Warrants”) to purchase a total of 280,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), with an exercise price per share equal to $1.88 (the last reported sales price of the Company’s Common Stock, as reported by the Over the Counter Bulletin Board, on the initial closing date of October 5, 2005).

The Notes do not bear any interest, and all outstanding principal is due and payable in full on March 3, 2006 (the first business day that is 150 days after the initial closing date). The Company may prepay all or any portion of the Notes without premium or penalty. The Company has the option on the maturity date to convert all, but not less than all, of the principal balance due under each Note into Common Stock. The number of shares of Common Stock issuable upon conversion of each Note is equal to the outstanding principal balance due under a Note divided by $1.00.

Pursuant to separate financing commitment letters, the Company has the option (but not the obligation) to borrow up to an additional $4.0 million in one or more subsequent closings under the Purchase Agreement. In that regard, under such financing commitment letters, the Investors have agreed to loan the Company up to an additional $4.0 million in the aggregate as requested by the Company. The Investors’ financing commitment remains effective until, and may be drawn by the Company on, November 14, 2005, assuming that there has not occurred since September 30, 2005 a material adverse event involving the Company. Any additional loans drawn upon by the Company and Warrants issued in connection therewith shall be in the forms of Notes and Warrants, respectively, provided for in the Purchase Agreement. The number of warrant shares to be issued in any subsequent closing will be 70,000 shares for each $1 million in loans actually funded (with the number of shares prorated for any portion thereof).

The Company is obligated to register the shares of Common Stock issuable upon (i) exercise of the Warrants and (ii) conversion of the Notes, if any, for resale on a Form S-3 registration statement within 30 days after the Company is eligible to use a Form S-3 registration statement. If the Company has not filed a Form S-3 registration statement on or before January 31, 2006 and has not otherwise included the registrable securities in another registration statement, then the Company shall, no later than March 3, 2006, file with a registration statement, on such form which the Company is then eligible to use, covering the resale of all of the registrable securities. Failure to file a registration statement within the required timeframes will result in the payment of liquidated damages to the Investors an amount in cash equal to 1.0% of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement.

In connection with the Purchase Agreement, each of the Investors agreed not to, directly or indirectly, sell, effect any short sale, seek to hedge its position or otherwise effect any transaction with respect to the Company’s Common Stock until January 30, 2006.

Prior to the transaction, there were no material relationships between the Company and its affiliates, on the one hand, and the Investors and their affiliates, on the other hand, except that affiliated with JLF Asset Management, LLC and Bonanza Master Fund, Ltd. beneficially own more than 5% of the Company Common Stock.

The forms of definitive agreements relating to the transaction are furnished as exhibits to this Report. The preceding descriptions of the definitive agreements are summary in nature and do not purport to be complete. This summary should be read in connection with the exhibits hereto.

Item 2.02	Results of Operations and Financial Condition.

On October 11, 2005, Genius Products, Inc., (the “Company”) announced via press release results of its operations and financial condition. A copy of the Company’s press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

The foregoing information and the attached exhibit are intended to be furnished only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Report is hereby incorporated herein by reference.

The sale of securities referenced in Item 1.01 of this Report have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were sold in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Form of Note and Warrant Purchase Agreement, dated October 4, 2005

99.2	Form of Promissory Note

99.3	Form of Warrant

99.4	Form of Registration Rights Agreement

99.5	Press Release, dated October 11, 2005, issued by Genius Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: October 11, 2005	By:	/s/ Shawn Howie
Shawn Howie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Form of Note and Warrant Purchase Agreement, dated October 4, 2005

99.2	Form of Promissory Note

99.3	Form of Warrant

99.4	Form of Registration Rights Agreement

99.5	Press Release, dated October 11, 2005, issued by Genius Products, Inc.